Exhibit 10.4

DEBT SUBORDINATION AGREEMENT

THIS DEBT SUBORDINATION AGREEMENT (the “Agreement”) is made as of _____________, by and among, _____________________ (the “Debtor”); VARILEASE FINANCE, INC., a Michigan corporation, having its chief executive offices at 2800 East Cottonwood Parkway, 2nd Floor, Salt Lake City, UT 84121 (the “Lessor”); and ____________________ (the “Creditor”).

WHEREAS, Debtor, as lessee has entered or will enter into Schedule No. ____ dated __________________ (“Schedule”) to Master Lease Agreement dated _________________ (“Master Agreement”) by and between lessee, and Lessor, as lessor. The Schedule and the Master Agreement are hereinafter referred to collectively as the “Lease”. All terms used herein and not defined herein shall have the same meanings ascribed to them in the Lease.

WHEREAS, pursuant to the Lease, Lessor has agreed to purchase and lease to Debtor Equipment as more fully described in the Lease, and Lessor’s purchase of the Equipment and the Lease is conditioned upon Lessor having priority over any security interest or other claim now or hereafter asserted by Creditor with respect to the Equipment or the proceeds thereof, as identified in Exhibit A.

WHEREAS, as of the date of this Agreement, Debtor is indebted to Creditor in the total amount of $__________________ (the “Obligation”). The Obligation together with all renewals, extensions, modifications and substitutions, including principal, interest, and all costs and reasonable attorneys’ fees relating to the Obligation, is hereinafter referred to collectively as the “Subordinated Obligation”.

WHEREAS, Lessor is unwilling to purchase and lease the Equipment to Debtor unless the Creditor executes this Agreement and agrees to the terms and conditions herein.

NOW THEREFORE, in consideration of the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, based on the representations and acknowledgements contained in this Agreement, the Creditor, the Debtor and Lessor agree as follows:

1.	Notwithstanding any security agreement or other instrument heretofore or hereafter entered into between Creditor and Debtor or any financing statement heretofore or hereafter filed by Creditor against Debtor, or any of the co-lessees under the Lease, Creditor hereby agrees that any security interest, lien, claim or right now or hereafter asserted by Creditor with respect to the Equipment or the proceeds thereof, shall be subject, junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by Creditor with respect to the Equipment or the proceeds thereof.

2.	The Subordinated Obligation of Debtor to Creditor is and shall be subordinate in all respects to the Lease.

3.	Without the prior written consent of Lessor, Creditor will not demand, receive or accept any payment from the Debtor in respect to the Subordinated Obligation until such time that Debtor’s obligations under the Lease have been fulfilled.

4.	Debtor shall not make any advance, transfer or assign any assets to Creditor in any form whatsoever that would reduce in any way the amount of the Subordinated Obligation.

5.	In the event that Creditor receives any payment on the Subordinated Obligation which the Creditor is not entitled to receive under the provisions of this Agreement, the Creditor hereby agrees to hold the amount so received in trust for Lessor and will immediately turn over such payment to Lessor in the form received (except for the endorsement of the Creditor where necessary) for application to the obligations under the Lease. In the event of the failure of the Creditor to make any endorsement required under this Agreement, Lessor, or any of its officers or employees on behalf of Lessor, is hereby irrevocably appointed as attorney-in-fact for Creditor to make the same in the Creditor’s name.

6.	In the event of any distribution, division, or applications, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Debtor’s assets, or the proceeds of Debtor’s assets, in whatever form, to creditors of Debtor or upon any indebtedness of Debtor, whether by reason of the liquidation, dissolution or other winding-up of Debtor, or by reason of any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization or readjustment of Debtor or Debtor’s properties, then and in such event, (a) all obligations under the Lease shall be paid in full before any payment is made upon the Subordinated Obligation, and (b) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Obligation shall be paid or delivered directly to Lessor for application in payment of the amounts then due on the Lease until the obligations under the Lease have been paid in full.

7.	The Creditor will not commence any action or proceeding against the Debtor to recover all or any part of the Subordinated Obligation, exercise or enforce any right or remedy against the Debtor or its property, or join with any creditor in bringing any proceedings against the Debtor (unless Lessor shall so join) under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government, unless and until all obligations under the Lease have been fulfilled.

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8.	If Debtor becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. Any default by Debtor under the terms of the Subordinated Obligation also shall constitute an event of default under the terms of the Lease in favor of Lessor.

9.	No waiver is deemed to be made by the Lessor of any of its rights hereunder unless the same is in writing signed by an authorized representative of the Lessor, and each such waiver, if any, is a waiver only with respect to the specific matter or matters to which the waiver relates and in no way impairs the rights of the Lessor or the obligations of the Debtor or the Creditor in any other respect at any time. No prior waiver by Lessor shall constitute a waiver of any of Lessor’s rights or of any of Creditor’s obligations as to any future transactions. No delay or omission on the part of Lessor in exercising any right shall operate as a waiver of such right or any other right. Whenever the consent of Lessor is required under this Agreement, the granting of such consent by Lessor in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lessor.

10.	In all cases where there is more than one Debtor, Lessor or Creditor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require. The words “Debtor,” “Lessor,” and “Creditor” include the heirs, successors, assigns, and transferees of each of them

11.	The person who signs this Agreement as or on behalf of Creditor represents and warrants that he or she has authority to execute this Agreement and to subordinate the Subordinated Obligation and the Creditor’s security interest in Creditor’s property, if any.

12.	This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Michigan. This Agreement has been accepted by Lessor in the State of Michigan. Creditor agrees to pay upon demand all of Lessor’s costs and expenses, including Lessor’s reasonable attorneys’ fees and Lessor’s legal expenses, incurred in connection with the enforcement of this Agreement.

13.	This Agreement, together with any related documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

14.	This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

DEBTOR AND CREDITOR EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS DEBT SUBORDINATION AGREEMENT, AND DEBTOR AND CREDITOR EACH AGREE TO ITS TERMS.

Dated: ___________________

DEBTOR:

By:
Name:
Title:

CREDITOR:

By:
Accepted

LESSOR:
VARILEASE FINANCE, INC.

By:
Name:
Title:

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